UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: April 17, 2008, November 21, 2007

VERSA CARD, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)
000-27407	98-0187705
(Commission File Number)	(IRS Employer Identification Number)

William R. Dunavant, Chief Executive Officer / Chief Financial Officer

1615 Walnut Street, 3 rd Floor, Philadelphia, PA 19103
(Address of principal executive offices)

(215) 972-1601.
(Registrant’s telephone number, including area code)

Formerly Intrepid Global Imaging 3D, Inc.
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 18, 2008, the Company filed a current report on Form 8-K that contained inaccurate and unauthorized statements.

Item 1.01 of the 8-K filed April 18, 2008, stated that the Company had “completed” the acquisition of First Versatile Smartcard Solutions Corporation, (“FVS”), a transaction announced in an 8-K filed November 27, 2007. The 8-K filed April 18, 2008 stated that the transaction was “not a ‘merger” but an acquisition by the Company of 100% of the issued, authorized and outstanding shares of FSV”. The 8-K also stated that “The Board of the Company, as specified [in Item 5.02] below, has fully ratified the acquisition.

The transaction contemplated by the Merger Agreement has not been completed and can’t be completed under the terms of the Merger Agreement or the applicable provisions of the Delaware General Corporation Law, without stockholder approval. The Company has not submitted this matter for stockholder action at this time, although, the Company intends to submit the Merger for stockholder approval upon satisfactory completion of due diligence.

William R. Dunavant, the Company’s interim CEO filed the 8K without proper board approval and without conferring the corporate secretary regarding the terms of the Merger Agreement or the limitations of Delaware General Corporation Law.

A copy of the Merger Agreement dated November 21, 2007 is attached as Exhibit 10.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Item 5.02 of the 8-K filed April 18, 2008, correctly stated that the appointments of Messers: James R. Mackay, Ndewura Wayo Issifu, Mr. Jose Ramon V. Cortes to the Board of Directors were intended to be effective as of the close of the acquisition transaction.

As reported by an 8-K filed today, William R. Dunavant has been dismissed, and by stockholder consent, the Board of Directors currently consists of a single member, Mr. Richard Specht.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

VERSA CARD, INC

formerly Intrepid Global Imaging 3D, Inc.
Signature	Date

By: /s/ Richard Specht	April 21, 2008
Name: Richard Specht
Title: Interim CEO

INDEX TO EXHIBITS
Exhibit No.	Description
10(xiii)	Merger Agreement dated November 21, 2007, between the Company, MacKay Group Limited (“MKG”), a Hong Kong and First Versatile Smartcard Solutions Corporation, (“FVS”).